Exhibit 99.2

737 Delivery Schedule

As of March 31, 2016

	The Boeing Company 737
	-800 Firm Orders	-800 Options	-7 Firm Orders	-8 Firm Orders		-8 Options		Additional - 700s	Total
2016	38	—	—	—		—		21	59	(2)
2017	33	—	—	14		—		14	61
2018	18	18	—	13		—		4	53
2019	—	—	15	10		—		—	25
2020	—	—	14	22		—		—	36
2021	—	—	1	33		18		—	52
2022	—	—	—	30		19		—	49
2023	—	—	—	24		23		—	47
2024	—	—	—	24		23		—	47
2025	—	—	—	—		36		—	36
2026	—	—	—	—		36		—	36
2027	—	—	—	—		36		—	36

Total	89	18	30	170	(1)	191	(1)	39	537

(1)	The Company has flexibility to substitute 737-7 in lieu of 737-8 firm orders beginning in 2019 and options beginning in 2021.
(2)	Includes seven 737-800s and thirteen 737-700s delivered as of March 31, 2016.

737 Delivery Schedule

As of June 23, 2016

	The Boeing Company 737
	-800 Firm Orders	-800 Options	-7 Firm Orders	-8 Firm Orders		-8 Options		Additional - 700s	Total
2016	38	—	—	—		—		23	61	(2)
2017	39	—	—	14		—		14	67
2018	12	18	—	13		—		4	47
2019	—	—	15	—		5		—	20
2020	—	—	14	—		8		—	22
2021	—	—	1	13		18		—	32
2022	—	—	—	15		19		—	34
2023	—	—	—	34		23		—	57
2024	—	—	—	41		23		—	64
2025	—	—	—	40		36		—	76
2026	—	—	—	—		36		—	36
2027	—	—	—	—		23		—	23

Total	89	18	30	170	(1)	191	(1)	41	539

(1)	The Company has flexibility to substitute 737-7 in lieu of 737-8 aircraft beginning in 2019.
(2)	Includes thirteen 737-800s and nineteen 737-700s delivered as of June 23, 2016.